Exhibit 99.1

Contact:

Stacey Jurchison

PharmAthene, Inc.

Phone: 410-269-2610

Stacey.Jurchison@PharmAthene.com

PHARMATHENE ANNOUNCES $5.5 MILLION PUBLIC EQUITY OFFERING

ANNAPOLIS, MD – March 24, 2009 – PharmAthene, Inc. (NYSE Amex: PIP), a biodefense company developing medical countermeasures against biological and chemical threats, announced today that certain institutional investors have agreed to purchase approximately $5.5 million of its common stock and warrants in a registered public offering.

Under the terms of the purchase agreements, PharmAthene will sell an aggregate of 2,116,055 newly issued shares of its common stock at $2.60 per share and warrants to purchase an aggregate of 696,295 shares of its common stock at an exercise price of $3.00 per share.  The warrants will be exercisable beginning on the 6 month anniversary of the closing date of the transaction and will expire five years from the date they become exercisable.

The financing is expected to close on or about March 26, 2009, subject to the satisfaction of customary closing conditions. The Company intends to use the net proceeds from the transaction for general corporate purposes, including the satisfaction of existing obligations.

Rodman & Renshaw, LLC, a wholly owned subsidiary of Rodman & Renshaw Capital Group, Inc. (NasdaqGM: RODM), served as lead placement agent, and Caris & Company served as co-placement agent for the offering, and WBB Securities, LLC acted as the Company’s financial advisor.

The securities described above are being offered by PharmAthene pursuant to a registration statement previously filed and declared effective by the Securities and Exchange Commission.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  The securities may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.  Copies of the final prospectus supplement may be obtained, when available,  at the Securities and Exchange Commission’s website at http://www.sec.gov or from Rodman & Renshaw, LLC, 1251 Avenue of the Americas, 20th Floor, New York, NY 10020, Telephone: 212-356-0500.

About PharmAthene, Inc.

PharmAthene was formed to meet the critical needs of the United States and its allies by developing and commercializing medical countermeasures against biological and chemical weapons. PharmAthene’s lead product development programs include:

•                  SparVax™ - a second generation recombinant protective antigen (rPA) anthrax vaccine

•                  Third generation rPA anthrax vaccine

•                  Valortim® - a fully human monoclonal antibody for the prevention and treatment of anthrax infection

•                  Protexia® - a novel bioscavenger for the prevention and treatment of morbidity and mortality associated with exposure to chemical nerve agents

•                  RypVax™ - a recombinant dual antigen vaccine for plague

For more information about PharmAthene, please visit www.PharmAthene.com.

Statement on Cautionary Factors

Except for the historical information presented herein, matters discussed may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements.  Statements that are not historical facts, including statements preceded by, followed by, or that include the words “potential”; “believe”; “anticipate”; “intend”; “plan”; “expect”; “estimate”; “could”; “may”; “should”; or similar statements are forward-looking statements.  PharmAthene disclaims, however, any intent or obligation to update these forward-looking statements.  Risks and uncertainties include risks associated with the reliability of the results of the studies relating to human safety and possible adverse effects resulting from the administration of the Company’s product candidates, unexpected funding delays and/or reductions or elimination of U.S. government funding for one or more of the Company’s development programs, including without limitation our bid related to SparVax™ under the DHHS Request for Proposals for an Anthrax Recombinant Protective Antigen (rPA) Vaccine for the Strategic National Stockpile the award of government contracts to our competitors, unforeseen safety issues, challenges related to the development, scale-up, and/or process validation of manufacturing processes for our product candidates, unexpected  determinations that these product candidates prove not to be effective and/or capable of being marketed as products  as well as risks detailed from time to time in PharmAthene’s Form 10-K and 10-Q under the caption “Risk Factors” and in its other reports filed with the Securities and Exchange Commission. Copies of PharmAthene’s public disclosure filings are available from its investor relations department and our website under the investor relations tab at www.PharmAthene.com.